                                                                    Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NUMBER NINE VISUAL TECHNOLOGY CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE


$3,000,000                                                      May 7, 1998


     FOR VALUE RECEIVED, Number Nine Visual Technology Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of Silicon
                  -------
Graphics, Inc., a Delaware corporation, (the "Investor"), no later than 180 days
                                              --------
following demand made by the Investor at any time on or after September 30, 1998 (the "Maturity Date"), the principal amount of Three Million Dollars
      -------------
($3,000,000) plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at a rate per annum equal to two percent (2%) above the rate of interest publicly announced from time to time by Bank of America as its prime rate (the "Prime Rate"), which
                                                             ----------
rate shall change as and when the Prime Rate changes. Any principal or interest remaining unpaid following the date on which payment is due hereunder shall bear interest at the rate equal to the lesser of: (a) four percent (4%) above the Prime Rate and (b) the maximum rate permitted by law. This Note may not be
                                                                    ---
prepaid in whole or in part at any time prior to the Maturity Date. The Company shall provide the Investor at least ten (10) days prior written notice of its intent to pay the Note in whole or in part on the Maturity Date or at any time thereafter following Investor's demand. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

     Payments of principal and interest will be made by check or by wire transfer of funds, in immediately available United States funds, sent to the holder at the address furnished to the Company for that purpose. Principal and interest hereunder shall be payable in a single payment on demand made pursuant to the preceding paragraph.

     This Note is one of a series of Secured Subordinated Convertible Promissory Notes of like tenor, issued or issuable by the Company pursuant to and entitled to the benefits of a certain

Securities Purchase Agreement, of even date herewith by and between the Company and the Investor ("Purchase Agreement"), and each holder of this Note, by his,
                   ------------------
her or its acceptance hereof, agrees to be bound by the provisions of the Purchase Agreement. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

     1.  Subordination.  The Investor's rights to payment of principal and
         -------------
interest hereunder shall be subject to the rights of the holders of Senior Debt pursuant to the Intercreditor Agreement with Marine Midland Bank dated May 7, 1998.

     2.  Events of Default.  The outstanding principal and accrued interest on
         -----------------
this Note shall, at the option of the holder hereof, become immediately due and payable without notice or demand, upon the happening of any one of the following specified events:

     (a) failure to pay any amount as herein set forth;

     (b) default in the performance by the Company of any other obligation to the holder under this Note, which default is not cured within thirty (30) days after written notice of such default from the holder;

     (c) default in the performance by the Company of any obligation to the Investor pursuant to the Securities Purchase Agreement or the Security Agreement which default is not cured within the applicable cure period, if any, specified therein;

     (d) the making of a general assignment for the benefit of creditors;

     (e) the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

     (f) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

     (g) permanent suspension of the transaction of the usual business of the Company; or

     (h) the past or future making of a false representation or warranty by the Company in connection with the Securities Purchase Agreement or the Security Agreement.

     3.  Security.  This Note is secured by certain assets of the Company
         --------
pursuant to the terms of a Security Agreement dated as of May 7, 1998 by and among the Company and the Investor.

     4.  Conversion.
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     (a) The principal outstanding under this Note and accrued interest thereon shall be convertible, in whole or in part, whether or not the holder of this Note has demanded payment therefore, at the option of the holder upon written notice to the Company delivered at any time (such date of conversion referred to herein as the Conversion Date), into shares of Series A Convertible Preferred Stock, $.01 par value, of the Company ("Series A Preferred Stock"), at a
                                        ------------------------
conversion price per share as determined in accordance with Section 4(c) herein.

     (b) The Company covenants and agrees that so long as (i) this Note is outstanding and (ii) the holder of this Note is entitled to convert this Note into Series A Preferred Stock, the Company will reserve a number of shares of Series A Preferred Stock and Common Stock, $.01 par value, of the Company ("Common Stock") issuable upon conversion of the Series A Preferred Stock
--------------
sufficient to enable the holder hereof to exercise the conversion rights contained herein with respect to an amount equal to the amount of principal and interest from time to time due hereupon.

     (c) The conversion price per share of Series A Preferred Stock shall be $2.75 (as such price may be adjusted for stock splits, stock dividends and the like).

     (d) If the holder of this Note elects to convert this Note in part, as provided herein, the holder shall be entitled to a new note, which note shall be dated as of the date of this Note and shall cover the remaining principal balance outstanding hereunder which had not been converted into shares of Series A Preferred Stock.

     5.  Expenses of Collection.  The Company agrees to pay the holder's
         ----------------------
reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

     6.  Waiver by Holder.  No waiver of any obligation of the Company under
         ----------------
this Note shall be effective unless it is in a writing signed by the holder. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

     7.  Notice.  Any notice required or permitted under this Note shall be in
         ------
writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

     if to the Company, at
     Number Nine Visual Technology Corporation
     18 Hartwell Avenue
     Lexington, Massachusetts 02173; and
     if to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

   8.  Waiver by Company.  The Company hereby expressly waives presentment,
       -----------------
demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Security Agreement.

   9.  Severability.  In the event any one or more of the provisions of this
       ------------
Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

   10. Governing Law.  This Note shall be governed by and construed and enforced
       -------------
in accordance with the laws of the Commonwealth of Massachusetts.

                            NUMBER NINE VISUAL TECHNOLOGY
                              CORPORATION


[Corporate Seal]            By: /s/ Andrew Najda
                               --------------------------------

                            Name:  ANDREW NAJDA
                                 ------------------------------

                            Title: CHAIRMAN OF THE BOARD & CEO
                                  -----------------------------
Attested:

By:
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Name:
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Title:
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